BANK OF THE CASCADES
INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) dated as of [_____], is made between Bank of the Cascades, an Oregon corporation (the “Bank”), and [_____] (“Indemnitee”).

RECITALS

A.          Indemnitee is [currently serving] [willing to serve] as a director, officer, employee and/or agent of the Bank, and in such capacity Indemnitee [is performing] [will perform] valuable services for the Bank.

B.           The Bank’s Articles of Incorporation (the “Articles”) provide for the indemnification of members of its Board of Directors, and the bylaws of the Bank (the “Bylaws”) further provide for the indemnification of members of its Board of Directors to the full extent permitted by the laws of the State of Oregon, including the Bank Act (the “Act”).

C.           The Act is not exclusive in the rights provided, and it contemplates that agreements may be entered into between the Bank and the members of its Board of Directors, as well as its officers, employees and/or agents with respect to the indemnification of such directors, officers, employees and/or agents.

D.           In order to induce Indemnitee to [continue to] serve as a director, officer, employee and/or agent of the Bank, the Bank has agreed to enter into this Agreement with Indemnitee.

AGREEMENT

In consideration of the recitals above, the mutual covenants and agreements herein contained, and Indemnitee’s [continued] service as a director, officer, employee and/or agent, as the case may be, of the Bank after the date hereof, the parties to this Agreement agree as follows:

1.           Indemnity of Indemnitee

1.1           Scope. If Indemnitee was or is made a party, or is threatened to be made a party, to or is otherwise involved (including, without limitation, as a witness) in any Proceeding (as defined below), the Bank agrees to and shall hold harmless and indemnify Indemnitee from and against any and all losses, claims, damages, liabilities or expenses (including attorneys’ fees, judgments, fines, taxes or penalties, amounts paid in settlement and other expenses incurred in connection with such Proceeding) (collectively, “Damages”) to the full extent permitted by law, notwithstanding that such indemnification is not specifically authorized by this Agreement, the Articles, the Bylaws, the Act or otherwise.

In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of an Oregon banking institution to indemnify a member of its Board of Directors, such changes, to the extent that they would expand Indemnitee’s rights hereunder, shall be within the purview of Indemnitee’s rights and the Bank’s obligations hereunder, and, to the extent that they would narrow Indemnitee’s rights hereunder, shall be excluded from this Agreement.

   1.2           Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Act, the Articles, the Bylaws, any agreement, any general or specific action of the Bank’s Board of Directors, vote of shareholders or otherwise.  To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Articles or Bylaws, it is the intent of the parties hereto that the Indemnitee shall enjoy the greater benefits regardless of whether contained herein, in the Articles or in the Bylaws.  No amendment or alteration of the Articles or Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

   1.3           Partial Indemnity.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Bank for some or a portion of Indemnitee’s expenses incurred in any Proceeding, but not, however, for all of the total amount thereof, the Bank shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

   1.4           Burden of Proof.  In connection with any determination by the Board of Directors, any court or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the Board of Directors or court shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Bank or its representative to establish, by clear and convincing evidence, that Indemnitee is not so entitled.

   1.5           Reliance as Safe Harbor.  Indemnitee shall be entitled to indemnification for any action or omission to act undertaken (i) in good faith reliance upon the records of the Bank, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Bank or any of its subsidiaries in the course of their duties, or by committees of the Board of Directors, or by any other person as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence, or (ii) on behalf of the Bank in furtherance of the interests of the Bank in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants, provided such legal counsel or accountants were selected with reasonable care by or on behalf of the Bank.  In addition, the knowledge and/or actions, or failures to act, of any other director, officer, agent or employee of the Bank shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

   1.6           Definition of Proceeding. For purposes of this Agreement, “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which Indemnitee is, was or becomes involved by reason of the fact that Indemnitee is or was a director, officer, employee and/or agent of the Bank or that, being or having been such a director, officer, employee and/or agent, Indemnitee is or was serving at the Bank’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (collectively a “Related Company”), including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by Indemnitee in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, employee or agent; provided, however, that, except with respect to an action to enforce the provisions of this Agreement, “Proceeding” shall not include any action, suit or proceeding instituted by or at the direction of Indemnitee unless such action, suit or proceeding is or was authorized by the Bank’s Board of Directors.

   1.7           Survival. The indemnification provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to be a director, officer, partner, trustee, employee or agent of the Bank or a Related Company.

   1.8           Liability Insurance.  The Bank shall use its best efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, or incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was a director, officer, employee and/or agent of the Bank or that, being or having been such a director, officer, employee and/or agent, Indemnitee is or was serving at the Bank’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including service with respect to an employee benefit plan, whether or not the Bank would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement.  Such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Bank.  If the Bank has such insurance in effect at the time the Bank receives from Indemnitee any notice of the commencement of a Proceeding, the Bank shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the policy.  The Bank shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

2.           Expense Advances

   2.1           Generally. Subject to Section 2.2, the right to indemnification of Damages conferred by Section 1 shall include the right to have the Bank pay Indemnitee’s expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding’s final disposition (such right is referred to hereinafter as an “Expense Advance”).  The Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any condition that the Bank’s Board of Directors shall not have determined that the Indemnitee is not entitled to be indemnified under applicable law.

   2.2           Conditions to Expense Advance. The Bank’s obligation to provide an Expense Advance is subject to the following conditions:

     2.2.1         Undertaking. If the Proceeding arose in connection with Indemnitee’s service as a director, officer, employee and/or agent of the Bank (and not in any other capacity in which Indemnitee rendered service, including service to any Related Company), then Indemnitee or his or her representative shall have executed and delivered to the Bank a written undertaking, which must be an unlimited general obligation, but shall be unsecured and interest-free and shall be accepted without reference to Indemnitee’s financial ability to make repayment, by or on behalf of Indemnitee to repay all Expense Advances if and to the extent that it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties and the question that Indemnitee did not meet the standard of conduct described in 707.746 of the Act.

     2.2.2         Cooperation. Indemnitee shall give the Bank such information and cooperation as it may reasonably request and as shall be within Indemnitee’s power.

     2.2.3         Affirmation. Indemnitee shall furnish, upon request by the Bank and if required under applicable law, a written affirmation of Indemnitee’s good faith belief that he or she has met the standard of conduct described in 707.746 of the Act.

3.           Priority

   3.1           Bank Fully and Primarily Responsible. Given that certain Jointly Indemnifiable Claims may arise due to the relationship between the Fund Entities and the Bank, and the service of Indemnitee as a Director of the Bank at the request of the Fund Entities, the Bank acknowledges and agrees that the Bank shall be fully and primarily responsible for the indemnification and advancement of expenses of Indemnitee in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery Indemnitee may have from the Fund Entities or any of their respective Affiliates.  Under no circumstances shall the Bank be entitled to any right of contribution by the Fund Entities or any of their Affiliates and no right of recovery Indemnitee may have from the Fund Entities or any of their respective Affiliates shall reduce or otherwise alter the rights of Indemnitee or the obligations of the Bank under this Agreement.

   3.2           Definitions. For purposes of this Section 3:

     3.2.1         Affiliate. “Affiliate” shall mean, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, (i) “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise or for purposes of the Bank Holding Company Act of 1956, as amended, and (ii) “person” has the meaning given to it in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

     3.2.2         Fund Entities. “Fund Entities” shall mean any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise (other than the Bank, the Bank’s parent corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise as to which Indemnitee has agreed, on behalf of the Bank or at the Bank’s request, to serve as a director, officer, employee or agent and which service is covered by this Agreement) from whom Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Bank may also have an indemnification or advancement obligation.

     3.2.3         Jointly Indemnifiable Claims. “Jointly Indemnifiable Claim” shall mean any claim for which Indemnitee may be entitled to indemnification both from any Fund Entity, on the one hand, and the Bank, on the other hand, pursuant to applicable law, any indemnification agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Bank or such Fund Entity.

4.           Procedures for Enforcement

   4.1           Enforcement. In the event that a claim for indemnity, an Expense Advance or otherwise is made hereunder and is not paid in full within twenty calendar days after written notice of such claim is delivered to the Bank, Indemnitee may, but need not, at any time thereafter bring suit against the Bank to recover the unpaid amount of the claim (an “Enforcement Action”).

   4.2           Presumptions in Enforcement Action. In any Enforcement Action the following presumptions (and limitation on presumptions) shall apply:

   (a)           The Bank shall conclusively be presumed to have entered into this Agreement and assumed the obligations imposed on it hereunder in order to induce Indemnitee to [continue to] serve as a director, officer, employee and/or agent, as the case may be, of the Bank;

(b)           Neither (i) the failure of the Bank (including the Bank’s Board of Directors, independent or special legal counsel or the Bank’s shareholders) to have made a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances nor (ii) an actual determination by the Bank, its Board of Directors, independent or special legal counsel or shareholders that Indemnitee is not entitled to indemnification shall be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification hereunder; and

(c)           If Indemnitee is or was serving as a director, officer, employee, trustee or agent of a corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Bank or in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the Bank or a wholly-owned subsidiary of the Bank is a general partner or has a majority ownership, then such corporation, partnership, joint venture, trust or enterprise shall conclusively be deemed a Related Company and Indemnitee shall conclusively be deemed to be serving such Related Company at the request of the Bank.

   4.3           Attorneys’ Fees and Expenses for Enforcement Action. In the event Indemnitee is required to bring an Enforcement Action, the Bank shall indemnify and hold harmless Indemnitee against all of Indemnitee’s fees and expenses in bringing and pursuing the Enforcement Action (including attorneys’ fees at any stage, including on appeal); provided, however, that the Bank shall not be required to provide such indemnity for such attorneys’ fees or expenses if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Enforcement Action was not made in good faith or was frivolous.

5.           Limitations on Indemnity; Mutual Acknowledgment

   5.1           Limitation on Indemnity. No indemnity pursuant to this Agreement shall be provided by the Bank:

(a)           [Reserved];

(b)           For Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Bank;

(c)           On account of Indemnitee’s conduct which is finally adjudged to fall within one or more of the exclusions set forth in the Act; or

(d)           If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

   5.2           Regulatory Limitation. Notwithstanding anything herein to the contrary (including without limitation the last sentence of Section 2.1), the Bank shall not be required to make any indemnification payment (including without limitation any Expense Advance) to the extent such payment is prohibited or limited pursuant to 12 U.S.C. 1828(k) or by 12 C.F.R. Part 359 or 707.744 - 707.764 of the Act and any such payment made shall be in compliance with requirements imposed pursuant to 12 U.S.C. 1828(k) or by 12 C.F.R, Part 359 or 707.744 - 707.764 of the Act (including without limitation any required agreements of Indemnitee)

6.           Notification and Defense of Claim

   6.1           Notification. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Bank under this Agreement, notify the Bank of the commencement thereof; but the omission so to notify the Bank will not relieve the Bank from any liability which it may have to Indemnitee under this Agreement unless and only to the extent that such omission can be shown to have actually and materially prejudiced the Bank’s ability to defend the Proceeding.

   6.2           Defense of Claim. With respect to any such Proceeding as to which Indemnitee notifies the Bank of the commencement thereof:

(a)           The Bank may participate therein at its own expense;

(b)           The Bank, by itself or jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Bank to Indemnitee of its election to assume the defense thereof, the Bank shall not be liable to Indemnitee under this Agreement for any legal or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless (i) the employment of counsel by Indemnitee has been authorized by the Bank, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Bank and Indemnitee in the conduct of the defense of such action, or (iii) the Bank shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Bank. The Bank shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Bank or as to which Indemnitee shall have made the conclusion provided for in (ii) above.  For the avoidance of doubt, Indemnitee shall not be required to utilize counsel selected by or representing the Bank or any other Indemnitee without the express consent of Indemnitee, which consent may be withheld in his or her discretion;

(c)           The Bank shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent;

(d)           The Bank shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; and

(e)           Neither the Bank nor Indemnitee will unreasonably withhold its, his or her consent to any proposed settlement.

(f)           To the fullest extent permitted by law, the Bank’s assumption of the defense of a Proceeding pursuant to this Section 6 will constitute an irrevocable acknowledgement by the Bank that any expenses incurred by or for the account of Indemnitee in connection therewith are indemnifiable by the Bank hereunder.

7.           Subrogation

In the event of payment under this Agreement by or on behalf of the Bank, except as provided in Section 3, the Bank shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers that may be required and shall do all things that may be necessary to secure such rights, including without limitation, the execution of such documents as may be necessary to enable the Bank effectively to bring suit to enforce such rights.  The Bank shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

8.           Severability

Nothing in this Agreement is intended to require or shall be construed as requiring the Bank to do or fail to do any act in violation of applicable law. The Bank’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable, as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Bank shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9.           Governing Law; Binding Effect; Amendment and Termination; Specific Performance

(a)           This Agreement shall be interpreted and enforced in accordance with the laws of the State of Oregon.

(b)           This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Bank), assigns, spouses, heirs, executors and personal and legal representatives.  The Bank shall require and cause any successor(s) (whether directly or indirectly, whether in one or a series of transactions, and whether by purchase, merger, consolidation, or otherwise) to all or a significant portion of the business and/or assets of the Bank and/or its subsidiaries (on a consolidated basis), by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform if no such succession had taken place; provided that no such assumption shall relieve the Bank from its obligations hereunder and any obligations shall thereafter be joint and several.

(c)           No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties.

(d)           The parties recognize that if any provision of this Agreement is violated by the parties hereto, Indemnitee may be without an adequate remedy at law.  Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to obtain specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the day and year first above written.

BANK OF THE CASCADES

By:

INDEMNITEE:

[Signature Page to Indemnification Agreement]